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                                                                    EXHIBIT 22.1

                     LIST OF SUBSIDIARIES OF ESG RE LIMITED

1. EUROPEAN SPECIALTY REINSURANCE (BERMUDA) LIMITED, organized under the laws of Bermuda

2. EUROPEAN SPECIALTY GROUP HOLDING AKTIENGESELLSCHAFT, organized under the laws of Germany

3.   EUROPEAN SPECIALTY GROUP MANAGEMENT GmbH, organized under the laws of
     Germany

4.   EUROPEAN SPECIALTY GROUP GmbH, organized under the laws of Germany

5.   EUROPEAN SPECIALTY GROUP BERLIN GmbH, organized under the laws of Germany

6. EUROPEAN SPECIALTY RUECKVERSICHERUNG AKTIENGESELLSCHAFT, organized under the laws of Germany

7.   SPORTSECURE INSURANCE BROKERS GmbH, organized under the laws of Germany

8. EUROPEAN SPECIALTY (NORTH AMERICA) LIMITED., organized under the laws of Ontario, Canada

9.   ESG ASIA LIMITED, organized under the laws of Hong Kong

10. EUROPEAN SPECIALTY REINSURANCE (IRELAND) LIMITED, organized under the laws of Ireland

11.  EUROPEAN SPECIALTY GROUP LIMITED, organized under the laws of England

12. EUROPEAN SPECIALTY GROUP (UNITED KINGDOM) LIMITED, organized under the laws of England

13. EUROPEAN SPECIALTY INSURANCE MANAGEMENT SERVICES LIMITED, organized under the laws of England